News Release
For Immediate Release

Contact: Dan Chila, EVP, Chief Financial Officer (856) 691-7700

Sun Bancorp Net Income Reflects Branch Consolidations, Charges to Improve Operating Efficiency; Dansbury to become COO, Replace CEO Bracken on an Interim Basis; Widely Regarded Industry Expert Anat Bird named Director

Our mission is uncompromising…
…to be the Premier Community Bank in every community we serve

VINELAND, NJ, January 22, 2007 - Sun Bancorp, Inc. (NASDAQ:SNBC) today reported net income of $4.5 million, or $.21 per share, for the quarter ended December 31, 2006, compared to net income of $4.6 million, or $.23 per share, for the fourth quarter of 2005. Net income for the fourth quarter 2006 includes pre-tax charges of approximately $1.1 million ($.03 per share) related to two branch consolidations and severance expense.
Net income for the year ended December 31, 2006 was $17.3 million, or $.81 per share, compared to net income of $19.5 million, or $.96 per share, for the prior year. The full-year results included approximately $1.6 million (pre-tax) in branch rationalization and severance related charges. These charges, net of tax, amounted to $.05 per share.
The Board of Directors of Sun Bancorp has requested the resignation of President and Chief Executive Officer Thomas A. Bracken and is now working to mutually resolve the agreement under which he will separate from the company. In the interim, A. Bruce Dansbury, executive vice president and chief credit officer, has been appointed chief operating officer and will serve until a replacement for Bracken is named. The Company’s Board of Directors will conduct a nationwide search for a new chief executive officer beginning immediately. In

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Sun Bancorp 4Q 2006
explaining the reasons why the Board of Directors asked Mr. Bracken to submit his resignation, Sidney R. Brown, vice chairman, treasurer and secretary of the Company, stated, “Tom Bracken will be leaving the Company after six years of leadership in a turnaround situation. We all agree that Sun Bancorp is a far better company and a much stronger competitor in New Jersey today than it was when Tom first became our CEO. The ultimate goal of the Company that is shared by our Board and stockholders is for Sun to become a high-performing community banking company. While much progress has been made toward this goal under Tom’s leadership, we would like to have been further along in reaching this goal than we are currently. Clearly, we are moving in the right direction, but we want to accelerate this process and we believe at this time that a leadership change may help accomplish this goal. We plan immediately to begin a nationwide search for a new CEO who can take our Company to this next level. Until such time, Bruce Dansbury will be our interim chief operating officer and will head up the Company on a day-to-day basis as we begin the process of identifying and selecting a new CEO.”
“Excluding the $1.1 million severance and branch consolidation charges in the fourth quarter of 2006, our net income increased 12.3% over the fourth quarter of 2005. This reflects good underlying momentum that we have been working to build for three quarters now,” said Dansbury. “We have implemented permanent savings and process improvements throughout 2006, a time in which the entire banking industry faced many difficult operating challenges.”
“As we execute on our goal to transform Sun National Bank into a high performing dominant bank within our footprint, we do so with a strong commercial banking team that has produced loan growth of 16.4% during 2006, or 10.3% adjusted for loans acquired in the January 2006 Advantage acquisition. Under the leadership of Jeff Hawkins, an evolving new retail banking team is working within an integrated sales-driven system that we expect will eventually achieve a level of success that rivals our commercial banking business,” said Dansbury.
Citing key factors driving results during the fourth quarter, Dansbury said that the Company continues to experience good sequential loan growth, and positive deposit growth for the quarter, although at higher costs, which was anticipated in support of the retail initiative. Operating non-interest income and operating non-interest expense are both trending favorably over the linked third quarter. Overall credit quality trends remain stable. The Company has been and remains very prudent in its credit underwriting standards in this highly competitive banking environment, according to Dansbury.
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Sun Bancorp 4Q 2006
The Board of Sun Bancorp has appointed Anat M. Bird to fill the board seat vacated as a result of the previously announced resignation of Howard Schoor in mid-December. Ms. Bird is a renowned banking expert and CEO of SCB Forums. She facilitates over 45 meetings of bank executives across all bank disciplines and also serves on several other bank boards. Ms. Bird was engaged by Sun Bancorp in June to develop a program to build a cohesive, bank-specific sales culture and process, which is aimed at producing a sustainable competitive advantage for Sun's retail network. Her effort was completed during the third quarter.

The following is an overview of the key financial highlights for the quarter:
•
Total assets of $3.329 billion at December 31, 2006, compared to $3.264 billion at September 30, 2006, and $3.108 billion at December 31, 2005. On January 19, 2006, the Company acquired assets of approximately $164 million and recorded purchase adjustments of approximately $23 million from the acquisition of Advantage Bank.

•
Total loans before allowance for loan losses grew 16.4% over the prior year to $2.386 billion at December 31, 2006. Excluding approximately $125 million in loans acquired in the Advantage acquisition, loans were up 10.3% over this same period. On a linked quarter basis, loans increased 3.0% normalized for approximately $35 million in prepayments.

•
Total non-performing assets were $15.2 million at December 31, 2006, or .64% of total loans and real estate owned, compared to $11.6 million, or .56% of total loans and real estate owned, at December 31, 2005. On a linked quarter basis, total non-performing assets increased $481,000. The allowance for loan losses to total loans is 1.08% at December 31, 2006, compared to 1.10% at September 30, 2006 and December 31, 2005.

•
The investment portfolio at December 31, 2006, of $505.1 million, decreased $224.0 million, or 30.7%, over December 31, 2005. As has been our strategy, portfolio liquidity has continued to supplement deposit funding for loan growth. For 2007, the average investment portfolio is expected to be maintained at approximate current levels.

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Sun Bancorp 4Q 2006
•
Total deposits grew 8.0% over the prior year to $2.668 billion at December 31, 2006. Excluding approximately $149 million in deposits acquired in the Advantage acquisition, deposits increased 1.9% over this same period. On a linked quarter basis, deposits increased $31.5 million or 1.2%.

•
Net interest income (tax-equivalent basis) for the fourth quarter of $24.8 million is flat to the comparable prior year end period and decreased $424,000 over the linked quarter. Net interest margin for the quarter of 3.37% decreased, as forecasted, over the linked third quarter margin of 3.51%. The margin decline for the quarter was attributable primarily to a 29 basis points increase in costs of interest-bearing deposits attributable to the Bank’s promotional deposit pricing in support of the retail transformation initiative.

•
Total operating non-interest income for the quarter of $5.3 million increased $850,000, or 18.9%, over the comparable prior year period and increased 1.4% over the linked third quarter. Total operating non-interest income for the year 2006 of $20.1 million increased $2.6 million, or 15.0%, over 2005. The primary increase year-over-year was attributable to increases in service charges on deposit accounts of $2.2 million, or 24.1%.

•
Total operating non-interest expenses for the quarter of $21.2 million decreased $574,000, or 2.6%, over the comparable prior year period. Current quarter expenses relating to the 2006 Advantage acquisition amounted to $673,000. Total operating non-interest expenses decreased $336,000, or 1.6%, over the linked third quarter. The Company continues to focus on its previously announced profitability enhancement initiatives with emphasis on expense savings. The efficiency ratio for the quarter excluding charges in non-interest income of $330,000 and in non-interest expenses of $735,000 related to branch rationalization and severance expenses for the quarter was 70.78%, compared to 74.45% for the comparable prior year period and 71.00% for the linked third quarter.

The Company will hold its regular quarterly conference call scheduled for Tuesday, January 23, 2007 at 11:30 a.m. (ET). The call will be Webcast live via the Sun Bancorp Web site.
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Sun Bancorp 4Q 2006
Participants may call 1-800-391-2548 and give the verbal password: vi27275. The conference call also will be Web cast live through the Sun Bancorp Web site at www.sunnb.com. Participants are advised to call in or log on 10 minutes ahead of the scheduled start of the call. An Internet-based replay will be available at the Web site for 48 hours following the call.
Sun Bancorp, Inc. is a multi-state bank holding company headquartered in Vineland, New Jersey. Its primary subsidiary is Sun National Bank, serving customers through 80 branch locations in Southern and Central New Jersey, Philadelphia, PA, and New Castle County, DE. The Bank is an Equal Housing Lender and its deposits are insured up to the legal maximum by the Federal Deposit Insurance Corporation (FDIC). For more information about Sun National Bank and Sun Bancorp, Inc., visit www.sunnb.com.
The foregoing material contains forward-looking statements concerning the financial condition, results of operations and business of the Company. We caution that such statements are subject to a number of uncertainties and actual results could differ materially, and, therefore, readers should not place undue reliance on any forward-looking statements. The Company does not undertake, and specifically disclaims, any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

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SUN BANCORP, INC. AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS (unaudited)
(Dollars in thousands, except per share data)
	For the Three Months Ended		For the Years Ended
	December 31,		December 31,
	2006	2005	2006	2005
Profitability for the period:
Net interest income	$24,545	$24,692	$99,078	$97,515
Provision for loan losses	990	520	3,807	2,310
Non-interest income	5,012	4,399	19,746	18,288
Non-interest expense	21,889	21,728	89,393	84,660
Income before income taxes	6,678	6,843	25,624	28,833
Net income	$4,454	$4,584	$17,274	$19,521

Financial ratios:
Return on average assets(1)	0.54%	0.59%	0.53%	0.63%
Return on average equity(1)	5.24%	6.25%	5.28%	6.76%
Return on average tangible equity(1),(2)	9.78%	11.60%	10.15%	12.82%
Net interest margin(1)	3.37%	3.54%	3.44%	3.50%
Efficiency ratio	74.06%	74.69%	75.23%	73.11%
Efficiency ratio, excluding non-operating income and non-operating expense(3)	70.78%	74.45%	73.97%	73.63%

Earnings per common share(4):
Basic	$0.22	$0.24	$0.85	$1.02
Diluted	$0.21	$0.23	$0.81	$0.96

Average equity to average assets	10.34%	9.46%	10.09%	9.27%

	December 31,
	2006	2005
At period-end:
Total assets	$3,328,238	$3,107,889
Total deposits	2,668,479	2,471,648
Loans receivable, net of allowance for loan losses	2,360,098	2,027,753
Investments	505,090	729,066
Borrowings	160,622	248,967
Junior subordinated debentures	108,250	77,322
Shareholders’ equity	342,227	295,653

Credit quality and capital ratios:
Allowance for loan losses to total gross loans	1.08%	1.10%
Non-performing assets to total gross loans and real estate owned	0.64%	0.56%
Allowance for loan losses to non-performing loans	175.50%	221.86%

Total Capital (to Risk-Weighted Assets)(5):
Sun Bancorp, Inc.	11.74%	11.11%
Sun National Bank	10.62%	10.50%
Tier 1 Capital (to Risk-Weighted Assets)(5):
Sun Bancorp, Inc.	10.77%	10.14%
Sun National Bank	9.63%	9.53%
Leverage Ratio(5):
Sun Bancorp, Inc.	9.40%	8.20%
Sun National Bank	8.26%	7.70%

Book value(4)	$16.69	$15.50
Tangible book value(4)	$9.05	$8.43

(1) Amounts for the three months ended are annualized.
(2) Return on average tangible equity is computed by dividing annualized net income for the period by average tangible equity. Average tangible equity equals average equity less average identifiable intangible assets and goodwill.

(3) Efficiency ratio, excluding non-operating income and non-operating expenses is computed by dividing non-interest expense for the period by the summation of net interest income and non-interest income. Non-interest expense and non-interest income exclude charges related to severance expense and branch rationalization.

(4) Data is adjusted for a 5% stock dividend declared in April 2006.
(5) December 31, 2006 capital ratios are estimated, subject to regulatory filings.

SUN BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (unaudited)
(Dollars in thousands, except par value)
	December 31,
	2006	2005
ASSETS
Cash and due from banks	$74,991	$74,387
Interest-bearing bank balances	48,066	2,707
Federal funds sold	47,043	8,368
Cash and cash equivalents	170,100	85,462
Investment securities available for sale (amortized cost - $467,975 and $688,073 at December 31, 2006 and 2005, respectively)	461,920	676,630
Investment securities held to maturity (estimated fair value - $24,846 and $31,734 at December 31, 2006 and 2005, respectively)	25,441	32,445
Loans receivable (net of allowance for loan losses - $25,658 and $22,463 at December 31, 2006 and 2005, respectively)	2,360,098	2,027,753
Restricted equity investments	17,729	19,991
Bank properties and equipment, net	42,292	42,110
Real estate owned, net	600	1,449
Accrued interest receivable	17,419	15,148
Goodwill	128,117	104,891
Intangible assets, net	28,570	29,939
Deferred taxes, net	3,939	6,761
Bank owned life insurance	57,370	55,627
Other assets	14,643	9,683
TOTAL ASSETS	$3,328,238	$3,107,889

LIABILITIES
Deposits	$2,668,479	$2,471,648
Advance from the Federal Home Loan Bank (FHLB)	103,560	124,546
Securities sold under agreements to repurchase - FHLB	-	60,000
Securities sold under agreements to repurchase - customers	51,740	59,021
Obligation under capital lease	5,322	5,400
Junior subordinated debentures	108,250	77,322
Other liabilities	48,660	14,299
Total liabilities	2,986,011	2,812,236

SHAREHOLDERS’ EQUITY
Preferred stock, $1 par value, 1,000,000 shares authorized, none issued	-	-
Common stock, $1 par value, 50,000,000 shares authorized, 20,507,549 and 18,168,530 issued at December 31, 2006 and 2005, respectively	20,508	18,169
Additional paid-in capital	304,856	264,152
Retained earnings	20,795	20,757
Accumulated other comprehensive loss	(3,932)	(7,425)
Total shareholders' equity	342,227	295,653
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$3,328,238	$3,107,889

SUN BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (unaudited)
(Dollars in thousands, except per share data)
	For the Three Months		For the Years
	Ended December 31,		Ended December 31,
	2006	2005	2006	2005
INTEREST INCOME:
Interest and fees on loans	$42,991	$33,420	$160,876	$125,156
Interest on taxable investment securities	4,252	6,144	19,195	24,689
Interest on non-taxable investment securities	517	239	1,564	1,378
Dividends on restricted equity investments	282	212	1,143	834
Interest on federal funds sold	494	320	1,172	1,172
Total interest income	48,536	40,335	183,950	153,229
INTEREST EXPENSE:
Interest on deposits	19,802	12,029	66,892	41,427
Interest on borrowed funds	1,997	2,154	9,571	9,122
Interest on junior subordinated debentures	2,192	1,460	8,409	5,165
Total interest expense	23,991	15,643	84,872	55,714
Net interest income	24,545	24,692	99,078	97,515
PROVISION FOR LOAN LOSSES	990	520	3,807	2,310
Net interest income after provision for loan losses	23,555	24,172	95,271	95,205
NON-INTEREST INCOME:
Service charges on deposit accounts	3,183	2,174	11,117	8,957
Other service charges	73	76	311	279
(Loss) gain on sale or disposal of fixed assets	(330)	(58)	(330)	42
Gain on sale of loans	463	241	1,127	989
(Loss) gain on sale of investment securities	(1)	(36)	(21)	773
Gain on derivative instruments	200	406	1,178	1,462
Other	1,424	1,596	6,364	5,786
Total non-interest income	5,012	4,399	19,746	18,288
NON-INTEREST EXPENSE:
Salaries and employee benefits	10,842	10,823	45,079	42,627
Occupancy expense	3,361	2,895	12,136	11,380
Equipment expense	1,970	1,942	7,926	7,762
Data processing expense	895	1,063	4,283	4,119
Advertising expense	407	429	1,683	1,631
Amortization of intangible assets	1,193	1,118	4,767	4,499
Real estate owned expense, net	12	28	238	(48)
Other	3,209	3,430	13,281	12,690
Total non-interest expense	21,889	21,728	89,393	84,660
INCOME BEFORE INCOME TAXES	6,678	6,843	25,624	28,833
INCOME TAXES	2,224	2,259	8,350	9,312
NET INCOME	$4,454	$4,584	$17,274	$19,521

Basic earnings per share(1)	$0.22	$0.24	$0.85	$1.02
Diluted earnings per share(1)	$0.21	$0.23	$0.81	$0.96

(1) Data is adjusted for a 5% stock dividend declared in April 2006.

SUN BANCORP, INC. AND SUBSIDIARIES
HISTORICAL TRENDS IN QUARTERLY FINANCIAL DATA (unaudited)
(Dollars in thousands)
	2006	2006	2006	2006	2005
	Q4	Q3	Q2	Q1	Q4
Balance sheet at quarter end:
Loans:
Commercial and industrial	$1,945,135	$1,927,964	$1,898,976	$1,846,580	$1,732,202
Home equity	232,557	222,473	206,642	183,363	155,561
Second mortgage	77,418	78,251	77,802	72,344	53,881
Residential real estate	38,900	33,460	27,509	28,846	30,162
Installment	91,746	88,896	84,347	83,497	78,410
Total gross loans	2,385,756	2,351,044	2,295,276	2,214,630	2,050,216
Allowance for loan losses	(25,658)	(25,785)	(24,680)	(24,448)	(22,463)
Net loans	2,360,098	2,325,259	2,270,596	2,190,182	2,027,753
Goodwill	128,117	128,351	128,352	128,311	104,891
Intangible assets, net	28,570	29,762	30,955	32,148	29,939
Total assets	3,328,238	3,264,417	3,212,134	3,285,798	3,107,889
Total deposits	2,668,479	2,636,954	2,586,034	2,603,040	2,471,648
Advances from the Federal Home Loan Bank (FHLB)	103,560	108,889	114,163	119,382	124,546
Securities sold under agreements to repurchase - FHLB	-	-	15,000	70,000	60,000
Securities sold under agreements to repurchase - customers	51,740	51,423	39,864	42,236	59,021
Obligation under capital lease	5,322	5,337	5,352	5,367	5,400
Junior subordinated debentures	108,250	108,250	108,250	108,250	77,322
Total shareholders' equity	342,227	335,849	327,669	321,355	295,653

Quarterly average balance sheet:
Loans:
Commercial and industrial	$1,937,580	$1,902,279	$1,868,587	$1,811,832	$1,680,757
Home equity	229,002	213,888	194,103	170,523	144,681
Second mortgage	77,593	77,500	75,059	66,426	46,780
Residential real estate	35,323	27,443	28,784	29,472	29,359
Installment	90,358	87,071	86,047	82,450	77,562
Total gross loans	2,369,856	2,308,181	2,252,580	2,160,703	1,979,139
Securities and other interest-earning assets	578,983	570,366	657,636	731,744	825,608
Total interest-earning assets	2,948,839	2,878,547	2,910,216	2,892,447	2,804,747
Total assets	3,288,123	3,216,807	3,250,206	3,225,820	3,102,491
Non-interest-bearing demand deposits	480,339	498,416	503,081	496,249	514,783
Total deposits	2,648,713	2,580,973	2,599,596	2,533,158	2,510,918
Total interest-bearing liabilities	2,445,320	2,370,114	2,407,521	2,399,663	2,281,802
Total shareholders' equity	339,839	331,282	325,346	312,428	293,575

Capital and credit quality measures:
Total Capital (to Risk-Weighted Assets)(1):
Sun Bancorp, Inc.	11.74%	11.87%	11.59%	11.54%	11.11%
Sun National Bank	10.62%	10.59%	10.35%	10.40%	10.50%
Tier I Capital (to Risk-Weighted Assets)(1):
Sun Bancorp, Inc.	10.77%	10.87%	10.63%	10.56%	10.14%
Sun National Bank	9.63%	9.58%	9.38%	9.43%	9.53%
Leverage Ratio(1):
Sun Bancorp, Inc.	9.40%	9.41%	9.10%	8.91%	8.20%
Sun National Bank	8.26%	8.31%	8.04%	8.00%	7.70%

Average equity to average assets	10.34%	10.30%	10.01%	9.69%	9.46%

Allowance for loan losses to total gross loans	1.08%	1.10%	1.08%	1.10%	1.10%
Non-performing assets to total gross loans and real estate owned	0.64%	0.63%	0.54%	0.59%	0.56%
Allowance for loan losses to non-performing loans	175.50%	182.37%	210.08%	214.49%	221.86%

Other data:
Net (charge-offs) recoveries	$(1,117)	$(212)	$(643)	$101	$(367)
Non-performing assets:
Non-accrual loans	$14,322	$14,073	$11,447	$11,049	$9,957
Loans past due 90 days and accruing	298	66	301	349	168
Real estate owned, net	600	600	669	1,600	1,449
Total non-performing assets	$15,220	$14,739	$12,417	$12,998	$11,574

(1) December 31, 2006 Capital ratios are estimated, subject to regulatory filings.

SUN BANCORP, INC. AND SUBSIDIARIES
HISTORICAL TRENDS IN QUARTERLY FINANCIAL DATA (unaudited)
(Dollars in thousands, except per share data)
	2006	2006	2006	2006	2005
	Q4	Q3	Q2	Q1	Q4
Profitability for the quarter:
Tax-equivalent interest income	$48,807	$47,069	$45,747	$43,159	$40,457
Interest expense	23,991	21,829	20,451	18,601	15,643
Tax-equivalent net interest income	24,816	25,240	25,296	24,558	24,814
Tax-equivalent adjustment	271	241	183	137	122
Provision for loan losses	990	1,317	875	625	520
Non-interest income, excluding loss on sale of investment securities and loss on sale or disposal of fixed assets	5,343	5,268	5,070	4,416	4,493
Loss on sale of investment securities	(1)	-	-	(20)	(36)
Loss on sale or disposal of fixed assets	(330)	-	-	-	(58)
Non-interest expense, excluding amortization of intangible assets	20,696	20,397	22,448	21,085	20,610
Amortization of intangible assets	1,193	1,193	1,193	1,188	1,118
Income before income taxes	6,678	7,360	5,667	5,919	6,843
Income tax expense	2,224	2,503	1,877	1,746	2,259
Net income	$4,454	$4,857	$3,790	$4,173	$4,584
Financial ratios:
Return on average assets(1)	0.54%	0.60%	0.47%	0.52%	0.59%
Return on average equity(1)	5.24%	5.86%	4.66%	5.34%	6.25%
Return on average tangible equity(1),(2)	9.78%	11.27%	9.17%	10.38%	11.60%
Net interest margin(1)	3.37%	3.51%	3.48%	3.40%	3.54%
Efficiency ratio	74.06%	71.33%	78.33%	77.29%	74.69%
Efficiency ratio, excluding non-operating income and non-operating expense	70.78%	71.00%	77.00%	77.24%	74.45%
Per share date(3):
Earnings per common share(4):
Basic	$0.22	$0.24	$0.19	$0.21	$0.24
Diluted	$0.21	$0.23	$0.18	$0.20	$0.23
Book value	$16.69	$16.42	$16.06	$15.98	$15.50
Tangible book value	$9.05	$8.69	$8.25	$8.00	$8.43
Average basic shares	20,480,475	20,431,220	20,361,974	19,783,965	19,014,830
Average diluted shares	21,525,940	21,382,752	21,308,941	21,012,311	20,197,797
Operating non-interest income:
Service charges on deposit accounts	$3,183	$3,188	$2,622	$2,124	$2,174
Other service charges	73	80	80	78	76
Gain on sale of loans	463	220	160	284	241
Gain on derivative instruments	200	154	458	366	406
Other	1,424	1,626	1,750	1,564	1,596
Total operating non-interest income	5,343	5,268	5,070	4,416	4,493
Non-operating income:
Loss on sale of investment securities	(1)	-	-	(20)	(36)
Loss on sale or disposal of fixed assets	(330)	-	-	-	(58)
Total non-operating income	(331)	-	-	(20)	(94)
Total non-interest income	$5,012	$5,268	$5,070	$4,396	$4,399
Operating non-interest expense:
Salaries and employee benefits	$10,602	$10,550	$11,710	$11,477	$10,823
Occupancy expense	2,876	2,982	2,849	2,944	2,895
Equipment expense	1,960	1,945	2,084	1,927	1,942
Data processing expense	895	1,226	1,103	1,059	1,063
Advertising expense	407	303	550	423	429
Amortization of intangible assets	1,193	1,193	1,193	1,188	1,118
Real estate owned, net	12	86	167	(27)	28
Other expenses	3,209	3,205	3,585	3,282	3,430
Total operating non-interest expense	21,154	21,490	23,241	22,273	21,728
Non-operating expense:
Lease buy-out charges and other expenses related to branch rationalization	495	-	-	-	-
Severance expense	240	100	400	-	-
Total non-operating expense	735	100	400	-	-
Total non-interest expense	$21,889	$21,590	$23,641	$22,273	$21,728
(1) Annualized
(2) Return on average tangible equity is computed by dividing annualized net income for the period by average tangible equity. Average tangible equity equals average equity less average identifiable intangible assets and goodwill.
(3) Data is adjusted for a 5% stock dividend declared in April 2006.
(4) Earnings per share is computed by dividing net income by weighted average number of shares of common stock outstanding.

SUN BANCORP, INC. AND SUBSIDIARIES
AVERAGE BALANCE SHEET (unaudited)
(Dollars in thousands)
	At or For the Three Months Ended December 31, 2006			At or For the Three Months Ended December 31, 2005
	Average	Interest	Average	Average	Interest	Average
	Balance	Earned/Paid	Yield/Cost	Balance	Earned/Paid	Yield/Cost

Interest-earning assets:
Loans receivable(1),(2):
Commercial and industrial	$1,937,580	$35,379	7.30%	$1,680,757	$28,271	6.73%
Home equity	229,002	3,823	6.68	144,681	2,317	6.41
Second mortgage	77,593	1,238	6.38	46,780	731	6.25
Residential real estate	35,323	687	7.78	29,359	617	8.41
Other	90,358	1,864	8.25	77,562	1,484	7.65
Total loans receivable	2,369,856	42,991	7.26	1,979,139	33,420	6.75
Investment securities(3)	514,588	4,997	3.88	786,702	6,654	3.38
Interest-bearing deposit with banks	26,924	325	4.83	6,780	63	3.72
Federal funds sold	37,471	494	5.27	32,126	320	3.98
Total interest-earning assets	2,948,839	48,807	6.62	2,804,747	40,457	5.77
Cash and due from banks	79,150			71,344
Bank properties and equipment	42,457			37,144
Goodwill and intangible assets	157,707			135,535
Other assets	59,970			53,721
Total non-interest-earning assets	339,284			297,744
Total assets	$3,288,123			$3,102,491

Interest-bearing liabilities:
Interest-bearing deposit accounts:
Interest-bearing demand deposits	$810,677	6,372	3.14%	$918,700	5,181	2.26%
Savings deposits	394,878	2,419	2.45	399,095	1,318	1.32
Time deposits	962,819	11,011	4.57	678,340	5,530	3.26
Total interest-bearing deposit accounts	2,168,374	19,802	3.65	1,996,135	12,029	2.41
Borrowed money:
Federal funds purchased	152	2	5.26	2,359	29	4.92
Securities sold under agreements to repurchase - customers	55,757	642	4.61	77,680	654	3.37
FHLB advances	107,460	1,255	4.67	128,247	1,471	4.59
Junior subordinated debentures	108,250	2,192	8.10	77,322	1,460	7.55
Obligation under capital lease	5,327	98	7.36	59	-	-
Total borrowings	276,946	4,189	6.05	285,667	3,614	5.06
Total interest-bearing liabilities	2,445,320	23,991	3.92	2,281,802	15,643	2.74
Non-interest-bearing demand deposits	480,339			514,783
Other liabilities	22,625			12,331
Non-interest-bearing liabilities	502,964			527,114
Total liabilities	2,948,284			2,808,916

Shareholders’ equity	339,839			293,575

Total liabilities and shareholders’ equity	$3,288,123			$3,102,491

Net interest income		$24,816			$24,814
Interest rate spread(4)			2.70%			3.03%
Net interest margin(5)			3.37%			3.54%
Ratio of average interest-earning assets to average interest-bearing liabilities			120.59%			122.92%

(1) Average balances include non-accrual loans.
(2) Loan fees are included in interest income and the amount is not material for this analysis.
(3) Interest earned on non-taxable investment securities is shown on a tax equivalent basis assuming a 35% marginal federal tax rate for all periods.
(4) Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(5) Net interest margin represents net interest income as a percentage of average interest-earning assets.

SUN BANCORP, INC. AND SUBSIDIARIES
AVERAGE BALANCE SHEET (unaudited)
(Dollars in thousands)
	At or For the Year Ended December 31, 2006			At or For the Year Ended December 31, 2005
	Average	Interest	Average	Average	Interest	Average
	Balance	Earned/Paid	Yield/Cost	Balance	Earned/Paid	Yield/Cost

Interest-earning assets:
Loans receivable(1),(2):
Commercial and industrial	$1,880,475	$133,312	7.09%	$1,659,713	$106,915	6.44%
Home equity	202,072	13,326	6.59	134,375	7,617	5.67
Second mortgage	74,184	4,642	6.26	47,670	2,979	6.25
Residential real estate	30,264	2,460	8.13	27,572	2,215	8.03
Other	86,505	7,136	8.25	72,938	5,430	7.44
Total loans receivable	2,273,500	160,876	7.08	1,942,268	125,156	6.44
Investment securities(3)	595,474	22,032	3.70	824,755	27,412	3.32
Interest-bearing deposit with banks	14,676	702	4.78	6,833	195	2.85
Federal funds sold	23,938	1,172	4.90	34,888	1,172	3.36
Total interest-earning assets	2,907,588	184,782	6.36	2,808,744	153,935	5.48
Cash and due from banks	80,241			79,713
Bank properties and equipment	43,099			37,186
Goodwill and intangible assets	157,082			136,552
Other assets	57,321			53,091
Total non-interest-earning assets	337,743			306,542
Total assets	$3,245,331			$3,115,286

Interest-bearing liabilities:
Interest-bearing deposit accounts:
Interest-bearing demand deposits	$841,288	23,587	2.80%	$874,577	16,099	1.84%
Savings deposits	365,932	6,687	1.83	423,747	4,986	1.18
Time deposits	889,192	36,618	4.12	684,892	20,342	2.97
Total interest-bearing deposit accounts	2,096,412	66,892	3.19	1,983,216	41,427	2.09
Borrowed money:
Federal funds purchased	4,277	231	5.40	3,619	118	3.26
Securities sold under agreements to repurchase - customers	45,726	1,985	4.34	76,894	2,008	2.61
FHLB advances	147,017	6,833	4.65	167,830	6,996	4.17
Junior subordinated debentures	106,894	8,409	7.87	77,534	5,165	6.66
Obligation under capital lease	5,356	522	7.31	15	-	-
Total borrowings	309,270	17,980	5.81	325,892	14,287	4.38
Total interest-bearing liabilities	2,405,682	84,872	3.53	2,309,108	55,714	2.41
Non-interest-bearing demand deposits	494,488			503,197
Other liabilities	17,851			14,134
Non-interest-bearing liabilities	512,339			517,331
Total liabilities	2,918,021			2,826,439

Shareholders’ equity	327,310			288,847

Total liabilities and shareholders’ equity	$3,245,331			$3,115,286

Net interest income		$99,910			$98,221
Interest rate spread(4)			2.83%			3.07%
Net interest margin(5)			3.44%			3.50%
Ratio of average interest-earning assets to average interest-bearing liabilities			120.86%			121.64%

(1) Average balances include non-accrual loans.
(2) Loan fees are included in interest income and the amount is not material for this analysis.
(3) Interest earned on non-taxable investment securities is shown on a tax equivalent basis assuming a 35% marginal federal tax rate for all periods.
(4) Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(5) Net interest margin represents net interest income as a percentage of average interest-earning assets.